UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 31, 2025

PUREBASE CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-55517	27-2060863
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14110 Ridge Road

Sutter Creek, CA 95685

(Address of principal executive offices)

(209) 274-9143

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Loan Agreement

On July 31, 2025 (the “Effective Date”), Purebase Corporation, a Nevada corporation (“the Company”), together with Dockter Farms, LLC, a California limited liability company (“Dockter Farms”) entered into a loan agreement (the “Loan Agreement”) with J.J. Astor & Co., a Utah corporation (the “Lender”) for the aggregate principal amount of $500,000. The Company plans to use the proceeds from the loan for working capital and general corporate purposes.

As consideration for entering into the Loan Agreement, the Company will issue 750,000 shares of its common stock to the Lender (the “Bonus Shares”). If, ninety (90) days after the Effective Date, the market price of the Company’s common stock, as quoted on any applicable trading market or exchange, is not greater than fifty cents ($0.50) per share, the Company will issue an additional 750,000 shares to the Lender.

To induce the Lender to enter into the Loan Agreement, Mr. Scott Dockter, the Company’s Chief Executive Officer, executed an Affidavit of Confession of Judgment in favor of the Lender.

Secured Promissory Note

On the Effective Date the Company issued the Lender a secured promissory note (the “Note”) to evidence the amount loaned. The Note was issued with an original issue discount of $150,000, resulting in a principal amount of $650,000 and a purchase price of $500,000.

The Note has a maturity date of May 5,2026. The Note will be repaid in forty (40) week installments, of which (a) the first eight (8) weekly installments shall be in the amount of $8,125 each and (b) the remaining thirty-two (32) weekly installments shall be in the amount of $18,281.25 each, commencing August 5, 2025.

After an occurrence of an event of default, as described in the Note, it shall become immediately due and payable and the Company will pay a default amount of the sum of: (1) the amount obtained by multiplying (x) the then outstanding principal amount, by (y) 120%, plus (2) default interest accruing on such Default Principal Amount (as defined in the Note) at the default rate of interest of 19% per annum, compounded daily, and (3) all other amounts, costs, expenses, and liquidated damages due, if any.

While the Note remains outstanding, the Company may not, without the Lender’s written consent: (i) amend or modify the terms of any existing indebtedness, (ii) incur additional indebtedness, (iii) grant liens on any of its assets, or (iv) enter into transactions with any affiliates.

The Note will rank senior to all other indebtness of the Company.

Pledge and Security Agreement

The Company’s obligations under the Note are guaranteed and secured by a senior first lien security interest in all of the assets and properties of the Company, as well as all of the equity interests in Dockter Farms, pursuant to a pledge and security agreement (the “Security Agreement”) entered into by the Company, Dockter Farms, and the Lender. In addition, Dockter Farms granted the Lender a deed of trust on certain real property pursuant to a Second Deed of Trust. The Security Agreement also contains rights and obligations, representations and warranties, and events of default applicable to the Company that are customary for agreements of this type.

The foregoing descriptions of the Loan Agreement, the Note and the Security Agreement are qualified in their entirety by reference to the full text of such documents, copies of which are attached to this report as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

Reference is made to the disclosure set forth under Item 1.01 above, which disclosure is incorporated herein by reference.

The issuance of the Bonus Shares is exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, as transactions by an issuer not involving any public offering.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Loan Agreement, dated as of July 31 2025, between Dockter Farms LLC, J.J. Astor & Co., and Purebase Corporation
10.2	Secured Promissory Note, dated as of July 31, 2025, between Purebase Corporation, Dockter Farms LLC and J.J. Astor & Co.,
10.3	Pledge and Security Agreement, dated as of July 31, 2025, between Dockter Farms LLC, J.J. Astor & Co. and Purebase Corporation.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Purebase has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PUREBASE CORPORATION

Dated: August 6, 2025	By:	/s/ A. Scott Dockter
A. Scott Dockter
Chief Executive Officer